REPUBLIC OF PANAMA
Official Notarial Paper
NOTARY OF THE ELEVENTH CIRCUIT OF PANAMA

PUBLIC DEED NUMBER--------------------------------------------------------(________)----------------------------
MY MEANS OF WHICH the corporation PRICESMART PANAMA, S.A. and the bank entity METROBANK, S.A. enter into a Commercial Mortgage Loan Agreement, guaranteed with a FIRST MORTGAGE AND ANTICHRESIS on Property No. 285351.-------------------------------------------------------
PANAMA. _____________ ___, 2010.--------------------------------------------------------------------------------
In the city of Panama, capital of the Republic  and head of the Notarial circuit bearing the same name, on ___________ ___ ,, two thousand and ten (2010), before me, KRISTY MARÍA PONCE AIZPURÚA, Eleventh Public Notary of the Circuit of Panama, bearer of Identity Card number four-two hundred-twenty-three, one hundred and forty-six (4-223-146), personally appeared: Mr. ERNESTO ANTONIO BOYD SASSO, male, of legal age, Panamanian, married, banker, with Identity number eight-one hundred and forty-seven-ninety-three (8-147-93), neighbor of this city, acting on behalf and in representation of the bank entity METROBANK, S.A., a corporation duly registered under Index Card two hundred and forty-seven thousand, one hundred and ninety-three (247193), role thirty-two thousand three hundred and thirty (32330) and Image seventy-two (72), of the Trade Section of the Public Registry, in his capacity as General Proxy, duly authorized to carry out this act as stated in the General Power of Attorney registered under Index Card two hundred and forty-seven thousand, one hundred and ninety-three (247193), Redi Document one million sixty-five thousand six hundred and fifty-seven (1065657),  of the Public Registry Trade Section, from here on in referred to as THE BANK, on the one hand, and, on the other, PABLO EDUARDO FRANCESCHI GUIZADO, male, Panamanian, of legal age, single, business executive, neighbor of this city, bearer of Identity Card number eight-four hundred and twenty-three-eight hundred and thirty-seven (8-423-837),  acting on behalf and in representation of PRICESMART PANAMA, S.A., a corporation organized and established in accordance with the laws of the Republic of Panama, as stated and duly registered under Index Card three hundred and eight thousand and seventy-one (308071), role forty-seven thousand six hundred and seventy (47670), image sixty (60), of the Public Registry Trade Section, duly authorized to celebrate this act as stated in the Minutes of the Extraordinary Meeting of Shareholders that is  registered further on  in this deed, who from here on in shall be referred to as THE DEBTOR, a individuals of my previous acquaintance and who have requested that I state that following:--------------------------------------------
I.	LOAN AGREEMENT
FIRST: (LOAN AMOUNT AND OBJECT): THE DEBTOR hereby states to have received from THE BANK, as a Commercial Mortgage Loan, the amount of up to FIVE MILLION US DOLLARS (US$5,000,000.00) in legal currency of the United States of America, amount that it is bound to use to finance the new Membership Shopping facilities locate at Brisas del Golf, Province of Panamá, from here on in referred to as the LOAN.--------------------------------------------------------
SECOND: (TERM AND PAYMENTS: THE DEBTOR is bound to pay THE BANK, or to make payment out to such bank, the amount of FIVE MILLION US DOLLARS AND 00/100 (US$5,000,000.00) in legal currency of the United States of America, plus interests and the State fee destined for the Special Interest Compensation Fund (F.E.C.I. for its initials in Spanish), within a maximum term of FIVE (5) YEARS, starting as of the date on which this loan is paid out, in fifty-nine (59) monthly equal and consecutive payments to capital, of no less than FORTY-ONE THOUSAND SIX HUNDRED AND SIXTY SIX DOLLARS AND SIXTY-SEVEN CENTS (US$41,666.67), in legal currency of the United States of America, plus one (1) final payment for the remaining balance, which shall be debited from the checking account held by the DEBTOR with THE BANK for such purposes.—The before established payments shall be paid upon the expiration of each month, and the first payment must be made on the twenty-fifth (25) day following the date on which the loan was paid out and so on, successively, in a monthly manner, on the twenty-fifth (25) day of each month, until the owed sum is completely paid up. Once the five (5) year term, or the extension of such –as further on agreed—has expired, THE DEBTOR, in a single payment, except if the BANK has agreed to grant the agreed on extension, shall pay any balance remaining against THE DEBTOR in the books of THE BANK.------------------------------------ ------------------------------------------------------------
THIRD (EXTENSION): It is hereby agreed that if, upon the expiration of the original term agreed on, THE BANK has not claimed the payment of the owned balance, in writing, to the DEBTOR at that time, it shall be understood that such shall be automatically extended for an (1) additional period of five (5) years and, consequently THE DEBTOR shall, without any interruption,  continue making the monthly payments in accordance with the payment plans agreed on in the SECOND AND FORTH Clauses of this Agreement.-------------------------------------
It is hereby understood that, in the event that THE BANK grants the herein stated extensions, the remaining terms, conditions and guarantees contained in this Agreement shall be understood to be automatically extended and shall remain in effect throughout the duration of such, as long as an owned balance exists in favor of THE BANK, without the need to modify this public deed in order to certify such extension.-----------------------------------------------------------
FOURTH (INTEREST RATES): THE DEBTOR is hereby bound to pay THE BANK, or to make payments in the name of such, the following interest rates on the owed amount:------------------
a)
A fixed yearly interest rate of five percent (5%) plus the amounts destined to the Special Interest Compensation Fund (F.E.C.I.) during the first (1st) year during which this loan is in effect; and----------------------------------------------------------------------------------------------------------

b)
A yearly fixed interest rate of five point five percent (5.5%), plus the sums destined to the Special Interest Compensation Fund (F.E.C.I.) during the second (2nd) and third (3rd) years during which this loan is in effect.---------------------------------------------------------------------------

Payment of interests plus the State fee destined to the Special Interest Compensation Fund (F.E.C.I.) shall be made on the twenty-fifth (25) day of each month, and the first payment must be made on the twenty-fifth (25) day after the date on which this loan is paid out and so on, successively, each month, on the twenty-fifth (25) of each month, until the complete owed amount has been paid up, and such payments shall be debited each month, in accordance with this Agreement, from the checking account held by THE DEBTOR with THE BANK, for such purposes.----------------------------------------------------------------------------------------------------------------------
This rate shall ve periodically reviewed, and THE DEBTOR, as of that term, is bound to pay interests plus the State rate destined to the Special Interest Compensation Fund (F.E.C.I.) to THE BANK, each month, at the rate that THE BANK establishes upon performing its periodic reviews. Interests shall be calculated based on one (1) three hundred and sixty (360) day year, multiplied by the precise number of calendar days that have elapsed. ---In case of doubt, the banking practices of THE BANK shall prevail.----- It is hereby agreed that the interests shall be capitalized if they are not punctually paid and shall earn the same interests set for the payment of capital.---------------------------------------
In the case of delinquency in paying the due and unpaid payments on the respective payment dates, THE DEBTOR is bound to pay the BANK a surcharge of an additional three percent (3%) a year----------------------------------------------------------------------------------------------------------------------------
Once the loan capital is paid up, THE DEBTOR is bound to pay THE BANK a surcharge of eighteen percent (18%) a year, on the balance reflected by the loan on the date that such expires.-------------
Exclusively for the effects of that provided by Executive Decree number fifty-two (52) dated April thirtieth (30), two thousand and eight (2008), which adepts the Sole Text pertaining to Law number nine (9), dated February twenty-sixth (26), nineteen hundred and ninety-eight (1998), modified by Law number two (2), dated February twenty-second (22), two thousand and eight (2008), the parties hereby state that for the effects of each of the uses made by THE DEBTOR of the credit facility, the respective calculations shall be performed, and it is thereby understood that this effective rate shall vary in the event that any of the elements used to calculate such rate, should vary.-------------------------------------------------------------------------------------------------------------------
c) As of the fourth (4th) year and during the fifth (5th) year that this loan is in effect, THE DEBTOR shall be bound to pay interests on the owed balances based on an annual rate that is produced upon adding two point five percent (2.5%) to the “Prime Rate” (as this is defined further on), plus the annual rate destined to the Special Interest Compensation Fund (F.E.C.I.). THE BANK may at any time and at its own discretion, adjust the differential of the interests to be collected on the “Prime Rate”.--------------- “Prime Rate” shall be understood as the interest rate charged by the front line banks in New York, U.S.A., to their best clients, which is adjusted and published periodically by such banks. THE BANK shall determine the interest rate applicable to this loan, as previously stated, with the regularity and frequency required, in the opinion of THE BANK, so as to ensure that such interest rate adequately covers the cost so that THE BANK may continue to make this credit facility available to THE DEBTOR..------------------------------------------------------------------------
The interest payments plus the State rate destined to the Special Interest Compensation Fund (F.E.C.I.), shall be made on the twenty-fifth (25) of each month, and the first payment must be made on the twenty-fifth (25) day following the date on which this loan is paid out and so on, successively, each month, on the twenty-fifth (25) of each month until the full owed sum is paid up, and such payments shall be debited each month, in accordance with this Agreement, from the checking account held by THE DEBTOR with THE BANK for such purposes. The parties hereby agree that in the event of an occasional overdraft in such checking account, due to the monthly debits referred to in this clause, THE DEBTOR is bound to cover such occasional overdraft within a maximum term of fifteen (15) calendar days. It is likewise also agreed that THE BANK may vary the differential or percentage of interests charged on the above mentioned “Prime Rate”, as many times at it considers it convenient, whether by increasing or decreasing such rate. In the event that the referred to differential is increased or decreased, as before stated, THE BANK shall inform THE DEBTOR of the new differential and if THE DEBTOR, within a period of ten (10) calendar days following the date on which such communication is made, does not provide written notice of its unconformity, the increased or decreased rate or differential shall be considered to be accepted and effective as of the date on which such is informed of by THE BANK. If, on the contrary, THE DEBTOR does state its unconformity, then the term of the complete debt shall be considered to have expired and THE DEBTOR shall be bound to pay the loan within a term of thirty (30) calendar days following its of statement  of unconformity.------------------------------------------------------------------
It is likewise agreed that in the event of circumstances affecting the financial markets of Panama or New York, THE BANK may not obtain quotes for the Prime Rate, or if it is economically damaging or impossible for THE BANK, at its full discretion, to continue to use such quote to establish the interest rate to be paid by THE DEBTOR in the amounts owed to THE BANK, as agreed on in this deed, then THE BANK shall notify THE DEBTOR of such circumstance and THE DEBTOR and THE BANK, as of the date on which such notice is sent and during a fifteen (15) day period, shall, in good faith, negotiate with the object of finding an alternative source that is mutually acceptable, as a basis for the establishment of the interest rate applicable to this loan. If THE DEBTOR and THE BANK reach an agreement regarding the use of an alternate source as a basis to establish the interest rate applicable to this loan, such rate shall be applied once the before mentioned fifteen (15) day period, has come to an end. If , on the contrary, the parties are unable to reach an agreement regarding the referred to alternate source, then THE BANK shall set the new interest rate applicable to the loan, which shall become effective when the referred to fifteen (15) day period comes to an end.---------------------------------------------------------------------------------------
Interests shall be calculated based on one (1) three hundred and sixty (360) day year, multiplied by the precise number of calendar days that have elapsed. In case of doubt, the use of the banking practices employed by THE BANK shall prevail.  Notwithstanding the before stated, the parties hereby agree that THE BANK may, when it considers it convenient, may vary the method indicated herein for the calculation of interests. THE DEBTOR accepts the payment of interests in the indicated manner and any variation of such, based on that stipulated in this clause. It is hereby agreed that interests shall be capitalized if they are not paid on time and shall earn the same interests set for capital. In the event of delinquency in paying the due and unpaid payments on the respective payment dates, THE DEBTOR is bound to pay a surcharge of an additional three percent (3%) a year to THE BANK. Once the loan expires, THE DEBTOR is bound to pay a surcharge of eighteen percent (18%) a year to THE BANK, on the balance reflected by the loan on the expiration date of such. Exclusively for the effects of that provided by Executive Decree number fifty-two (52), dated April thirtieth (30), two thousand and eight (2008), adopted by the Sole Text of Lay number nine (9) dated February twenty-six (26), nine teen hundred and ninety-eight (1998), modified by Law number two (2) dated February twenty-two (22), two thousand and eight (2008), the parties hereby state that for the effects of each of the uses of the credit facility made by THE DEBTOR, the respective calculations shall be performed, whereby it is understood that the effective rate shall vary in the event that any of the elements used to calculate such should vary.—
FIFTH (COMMISSION): THE DEBTOR as of this moment undertakes the obligation to pay THE BANK, one time only, a bank commission which sum shall be equal to zero point three hundred and seventy-five percent (0.375%) pm the amount of the loan, when the loan is paid out, plus the corresponding legal expenses.-------------------------------------------------------------------------------------------
SIXTH (EXTRAORDINARY PAYMENTS): It is hereby expressly agreed that THE DEBTOR may make extraordinary payments to the debt it has with THE BANK, towards the loan referred to in this deed, and may likewise fully pay such debt at any time it so wishes, within the established time period without any penalization whatsoever.-----------------------------------------------------------------------
SEVENTH (COMPENSATION): the parties agree that THE BANK is irrevocably authorized at any time, whether before or after the expiration of the agreement and with no need to provide prior notice to THE DEBTOR, to deduct, charge or compensate any amount in deposit or credited in favor of THE DEBTOR or that THE DEBTOR should, under any other concept, receive at any of the branches of THE BANK, the sums required for payment, whether partial or in full, of the agreed on obligations, including capital, interests, F.E.C.I., costs, judicial or extrajudicial collection expenses, and surcharges on delinquent payments.-----------------------------------------------------------------------------
II.           FIRST MORTGAGE AND ANTICHRESIS
EIGHTH (ESTABLISHMENT OF LIENS): THE DEBTOR states that in order to ensure the payment of the owed amount, the amount of FIVE MILLION US DOLLARS (US$5,000,000.00), in legal currency of the United States of America, referred to in this public deed; plus the interests, F.E.C.I., commissions, costs, judicial or extrajudicial collection expenses, insurance premiums, taxes and insurance premiums paid by THE BANK in the name of THE DEBTOR, administration or management expenses pertaining to the LOAN or of any other nature, as well as to ensure the fulfillment of each and every one of the obligations undertaken by THE DEBTOR at this time or in the future, THE DEBTOR ESTABLISHES A First Mortgage and Antichresis, in favor of THE BANK for the amount of up to FIVE MILLION US DOLLARS AND 11/100 (US$5,000,000.00), in legal currency of the United States of America, on Property number two hundred and eighty-five thousand three hundred and fifty-one (285351), registered in document one million four hundred and one thousand three hundred and sixty-three (1401363) of the Property Section pertaining to the Province of Panama, of the Public Registry, which measures, boundaries and other registration details are stated in the Public Registry (from here on in referred to as “THE MORTGAGED PROPERTY”).------------------------------------------------------------------------------------------------------------------
It is hereby understood that in the event that the FIRST MORTGAGE AND ANTICHRESIS on THE MORTGAGED PROPERTY is unable to be registered, this agreement shall be automatically resolved and must not be registered and, therefore, THE BANK shall be under no obligation with the DEBTOR; however, the latter must immediately pay any amounts of money that have been advanced, by virtue of the LOAN agreement contained in this public deed, by THE BANK whether for the concept of capital, interests, FECI, costs, expenses or any other concept.-------------------------
NINTH (SCOPE): All existing improvements on THE MORTGAGED PROPERTY  and al those made during the term of this agreement, including natural accessions, pending fruits, rents, the amount of indemnifications granted or owed to THE DEBTOR by the Insurer of THE MORTGAGED PROPERTY, or by virtue of expropriation by the State, and all the other objects established by law, including movable property permanently placed by THE DEBTOR on such property, are hereby encumbered with this FIRST MORTGAGE AND ANTICHRESIS. No error or difference in measures, surface areas, boundaries or description of the property may in any event affect that rights corresponding to THE BANK.---------------------------------------------------------------------------------------------
TENTH (EXERCISING THE ANTICHRESIS): The rents resulting from THE MORTGAGED PROPERTY are also encumbered in favor of THE BANK by virtue of the agreed on antichresis. By virtue of the Antichresis hereby acknowledged, THE BANK, when it considers it convenient, may exercise its rights as the antichresis creditor, taking over the administration THE MORTGAGED PROPERTY, upon notice to THE DEBTOR, and without having to establish the mortgage enforcement action, but without prejudice to the subsequent exercise of such action. Once the enforcement action is established, THE BANK may also exercise its antichresis creditor rights in this event taking possession of THE MORTGAGED PROPERTY, while the judicial sale is being verified and without requiring any judicial authorization whatsoever. For these effects, the parties, in other words THE BANK and THE DEBTOR, agree that, in accordance with that provided in Article one thousand six hundred and twenty-three (1623) of the Civil Code, in the event that THE BANK is required to exercise its rights as the antichresis creditor, it shall not be bound to personally respond for the expenses caused by the administration, maintenance and conservation of THE MORTGAGED PROPERTY, nor the insurance premiums against any type of risks or taxes or rates charged on THE MORTGAGED PROPERTY. It is likewise agreed by THE BANK and THE DEBTOR that in this assumption, the expenses referring to THE MORTGAGED PROPERTY and produced in exercising the right of antichresis, shall be covered by the rents or fruits produced by THE MORTGAGED PROPERTY, firstly, and the surplus shall be applied to the payment of interests, FECI and payments to capital, in this order, according to the obligations undertaken in this public deed. If the fruits or rents produced by THE MORTGAGED PROPERTY are insufficient in order to cover the expenses and obligation undertaken by THE DEBTOR, THE BANK may judicially proceed to require the payment of its loan. This power is understood without prejudice to those possessed by THE BANK by virtue of the assumptions contemplated in the clause corresponding to the early expiration of the obligations. THE BANK, by virtue of the antichresis, is not bound to pea the contributions, charges, rates or taxes on the MORTGAGED PROPERTY in the present or in the future, nor to incur in the necessary expenses for the conservation and repairs, should such exist, of the MORTGAGED PROPERTY, in which event THE DEBTOR agrees that such payments shall be charged to the debt agreed on in this public deed, and the interests agreed on in the Agreement convened in this same deed shall be capitalized and earned. Likewise, fully separate from the exercise of the antichresis, in the event of a judicial enforcement or the takeover judicially ordered in favor of THE BANK as the mortgage creditor, the parties agree that if any of such payments are made by THE BANK, in the case of delinquency in charges, rates or taxes on the MORTGAGED PROPERTY, such payments shall be added to the owed balance of this LOAN  Agreement and THE DEBTOR expressly accepts that such amounts shall be capitalized and the interests agreed on in this LOAN Agreement, accorded in this same deed, shall be earned, at the option of THE BANK. THE BANK may exercise such rights through any physical person or legal entity, or place THE DEBTOR in charge of the administration and the latter as of this moment is compelled to punctually render accounts to the satisfaction of THE BANK. It is hereby agreed that whenever THE BANK exercises the right to the antichresis and other rights referred to in this clause, THE BANK or the person designated by such to administrate the MORTGAGED PROPERTY, shall exercise all the rights deriving in favor of THE DEBTOR as the owner of THE MORTGAGED PROPERTY, without any need to render account for such administration after THE DEBTOR hereby expressly relieves such person of THE BANK from said obligation. For the effects of the valuation of THE MORTGAGED PROPERTY, when THE BANK requests the administration, the fair value of such property shall be held as that established by THE BANK for such purpose.---------------------------------------------------------------------------------------------
ELEVENTH (TAXES AND RATES): THE DEBTOR is bound to punctually pay the State and its autonomous agencies, the taxes, tributes, rates, awards or contributions resting on THE MORTGAGED PROPERTY, and in this event, the amount or amounts invested in such by THE BANK shall be charged to THE DEBTOR and the interests set out in the LOAN Agreement contained in this public deed shall be earned, at the option of THE BANK and the payment of such shall be guaranteed with the First Mortgage and Antichresis agreed on; such amounts shall be reimbursed to THE BANK by THE DEBTOR upon the request of the former.-------------------------------------------------
TWELFTH (MAINTENANCE AND INSPECTION): THE DEBTOR is bound to maintain THE MORTGAGED PROPERTY in good conditions in order to prevent the decrease of its value and to incur in the necessary expenses for the conservation of such and THE BANK hereby has the right and is expressly authorized to inspect the property whenever it considers it convenient, to establish the condition of such and if the obligations undertaken by THE DEBTOR, in this agreement, are sufficiently guaranteed.  If THE MORTGAGED PROPERTY is depreciated, deteriorated or damaged to such an extent that, in the opinion of THE BANK this loan is not satisfactorily covered, THE BANK, in addition to directly exercising the administration of such, as stipulated herein, may proceed through summary proceedings for collection, to cash in the loan, except in the event that THE DEBTOR offers another guarantee that satisfies THE BANK.-----------------------------------------------
THIRTEENTH (APPRAISALS): The parties agree that THE BANK reserves the right, at the expense of THE DEBTOR, to carry out or request the appraisals of THE MORTGAGED PROPERTY that it considers necessary. Such valuations must be performed by independent appraisers designated or accepted by THE BANK. In the event that THE DEBTOR does not obtain an appraisal in a timely manner, at the request of THE BANK, the latter may, if available to it, incur in the expense for THE DEBTOR and, in such event, the amount or amounts invested in this by THE BANK shall be debited from THE DEBTOR and, shall earn an interest in accordance with the rate that is effective for the LOAN contained in this public deed, at the option of THE BANK and the payment shall be guaranteed with the First Mortgage and Antichresis established in this public deed.---------------------
FOURTEENTH (IMPROVEMENTS): THE DEBTOR is bound to state the improvements built on THE MORTGAGED PROPERTY in a maximum term of ninety (90) days following the date on which the respective occupation permit is issued or the finished improvements are received.----------------------
FIFTEENTH (OWNERSHIP RIGHT LIMITATION): THE DEBTOR is bound not to sell, exchange, lease, mortgage or in any other way transfer or encumber the property given as a guarantee, whether fully or partially, without the previous consent of THE BANK, granted in the same Deed in which the operation in question is dealt with. These prohibitions, by the agreement of the contracting parties, constitute a limitation to the ownership right of THE MORTGAGED PROPERTY; consequently, the parties request the Public Registrar the corresponding special marginal annotation, since THE DEBTOR may only sell, exchange, lease, mortgage or in any other way transfer or encumber THE MORTGAGED PROPERTY with the express consent of THE BANK.-----------
SIXTEENTH (INSURANCE ON IMPROVEMENTS): THE DEBTOR, while this Agreement is in effect and while a balance exists against THE DEBTOR, in favor of THE BANK by reason of this Agreement is bound to maintain THE MORTGAGED PROPERTY insured against fire, lightening, earthquakes and fire caused by lightening or earthquakes and to endorse the respective fire insurance policy and comprehensive insurance on THE MORTGAGED PROPERTY in favor of THE BANK for a minimum amount  of eighty percent (80%) of the value of the improvements built on THE MORTGAGED PROPERTY in the future. THE DEBTOR is likewise bound to assign or endorse the respective insurance policies in favor of THE BANK, so that THE TANK appears as the sole beneficiary of such policies and to renew them in a timely manner. In case THE DEBTOR does not take out the insurance in a timely manner or no longer renews such on time, THE BANK, at its discretion, may incur in this expense  on the account of THE DEBTOR and in this case the amount or amounts invested in this by THE BANK shall be owed by THE DEBTOR and shall earn an interest equal to that indicated for the amount provided in the loan contained in this deed or the interest in effect at that time and payment shall be guaranteed with the First Mortgage and Antichresis agreed on. In the case of loss, THE BANK shall have the right to receive the insured value to attend to the payment of the amount owed to it by THE DEBTOR on that date, expressly establishing that if the product of such insurance is insufficient for such purpose THE DEBTOR must pay the balance resulting against it. In the event of a surplus, such shall be delivered to THE DEBTOR. The parties agree that even when THE DEBTOR chooses the individual fire insurance it may, subsequently chose the fire insurance that THE BANK  negotiates in the future with the insurance company that is acceptable to THE BANK, as long as it notifies this to THE BANK and pays THE BANK the respective amounts and in this case, THE DEBTOR agrees that such insurance shall be directly negotiated by THE BANK. THE DEBTOR accepts the conditions set out in the fire insurance policy that THE BANK takes out with the insurance company acceptable to THE BANK. It is expressly agreed, and accepted by the DEBTOR, that in the event of delays in the payment of the individual insurance premiums or in the event that such is not renewed in a timely manner, THE BANK, at its own discretion, may automatically include such in the insurance that THE BANK has taken out with the insurance company that is acceptable to THE BANK in which case, THE DEBTOR accepts the conditions set forth in the negotiated insurance policy. It is hereby understood that THE DEBTOR shall not be effectively insured until it has delivered the policy to THE BANK, duly assigned or endorsed in favor of THE BANK, in the case of the individual insurance and until THE BANK delivers a certificate issued by the insurance company, to THE DEBTOR, as proof that as of that moment it is favored with the fire insurance policy negotiated by THE BANK, in case THE DEBTOR chooses the fire insurance negotiated by THE BANK, referred to in this clause. THE DEBTOR transfers the right on any indemnification to THE BANK, in the event of a loss.----------------------------------------------------
III.	COMMON CLAUSES
SEVENTEENTH (REPRESENTATIONS AND GUARANTEES): THE DEBTOR represents and guarantees the following to THE BANK:-----------------------------------------------------------------------------------------------
(a)	THE DEBTOR is a corporation established and organized in accordance with the laws of the Republic of Panama.--------------------------------------------------------------------------------------------
(b)	THE DEBTOR has obtained all the necessary authorizations to do business.---------------------
(c)
THE DEBTOR’S compliance with and celebration of this Agreement has been duly authorized by all the necessary corporate shares of THE DEBTOR and such do not contravene or constitute an event of noncompliance under (i) the Articles of Incorporation of THE DEBTOR; (ii) any law, decree or regulation, or (iii) any significant agreement to which THE DEBTOR is a party.---------------------------------------------------------------------------------

(d)
No consent, approval, license, authorization or validation whatsoever, is required from any court, administrative agency, commission or other government or public entity of the Republic of Panama (or any of its political divisions), with regard to the execution and compliance of this Agreement by THE DEBTOR.----------------------------------------------------------

(e)
No judicial or administrative process whatsoever , in the Republic of Panama or abroad, of which THE DEBTOR is a party exists which may have a substantial adverse effect on the businesses or the financial situation or in the operations of THE DEBTOR or that may affect the effectiveness or enforceability of this Agreement.-------------------------------------------------

(f)
There has been no substantial adverse effect in the businesses, in the financial situation or in the operations of THE DEBTOR.---------------------------------------------------------------------------

(g)	All information provided by THE DEBTOR to THE BANK with regard to this Agreement, including the financial statements of THE DEBTOR is correct and true.---------------------------
(h)	THE DEBTOR has not incurred in any substantial noncompliance of the laws, decrees, regulations or resolutions of the Republic of Panama.------------------------------------------------
(i)	The obligations of THE DEBTOR, by virtue of this Agreement, are legal, valid and required, in accordance with their respective terms and conditions.------------------------------------------
EIGHTEENTH (OBLIGATIONS ON WHAT TO DO): While the agreed on obligations are in effect, THE DEBTOR is required to do the following:-------------------------------------------------
a)
THE DEBTOR is required to submit an annual report to THE BANK, when the latter so requires, on the financial situation and on the status of each of the businesses of which it is an owner or joint owner, as long as THE DEBTOR owes any amount to THE BANK by virtue of the agreed on obligations. These reports must be submitted within one hundred and twenty (120) calendar days following the end of the fiscal year of THE DEBTOR and must be duly audited by an accounting firm that is acceptable to THE BANK. Additionally, while owing any amount to THE BANK by virtue of the agreed on obligations, THE DEBTOR is bound to submit its bi-annual internally prepared financial statements to THE BANK, sixty (60) days after the end of the semester, at the latest.—

b)	To deliver any financial information requested by THE BANK;----------------------------------
c)
To pay all taxes, rates, contributions, tributes of any nature that are generated, whether national municipal, pertaining to autonomous or semi autonomous institutions on time, including the contributions and fees corresponding to the Social Security Institute;-------------------------------------------------------------------------------------------

d)	To continue to be in effect as a corporation and maintain its line of business;-------------
e)	To keep all its third party obligations up to date;--------------------------------------------------
f)
To present an appraisal of THE MORTGAGED PROPERTY, by an appraisal company acceptable to THE BANK, stating that the MORTGAGED PROPERTY has a market value of at least one hundred and twenty-five percent (125%) of the loan amount.-------------

NINETEENTH (OBLIGATIONS ON WHAT NOT TO DO): Except if previously authorized by THE BANK, in writing, and until THE DEBTOR has fully and faithfully fulfilled all of the obligations hereby undertaken, THE DEBTOR is bound not to perform and of the following transactions or carry out any of the following acts:------------------------------------------------------------------------------------------------
(a)	To dissolve or be liquidated.---------------------------------------------------------------------------------
(b)	To merge or consolidate in such way that THE DEBTOR is not the surviving entity;-----------
(c)	To substantially alter their businesses or the method it currently uses to do business.--------
(d)
To use the product of these facilities for matters other than for the objects stated in this Agreement.--------------------------------------------------------------------------------------------------------

TWENTIETH (CAUSES FOR EARLY EXPIRATION): THE DEBTOR  also agrees that THE BANK may consider the term of the agreed on LOAN to have expired and take judicial action, in any of the following cases:------------------------------------------------------------------------------------------------------------
ONE (1): If THE DEBTOR DOES NOT MAKE ANY OF THE INTEREST PAYMENTS SET FORTH IN THIS Agreement, or if THE DEBTOR does not make any of the payments to capital that it must make in accordance with that agreed on in this LOAN agreement; or if THE DEBTOR does not comply with any of the payments that THE DEBTOR must make, in any event, in accordance with that agreed on in this Agreement;----------------------------------------------------------------------------------------------------------
TWO (2): If THE DEBTOR does not provide a statement to THE BANK, any time that it is required to do so by the latter, that it is under no indebtedness with any other tax, rate or contribution, whether national or municipal, of an autonomous or semi autonomous institution, relating to THE MORTGAGED PROPERTY, its properties or any other taxes, rates or contributions falling upon its properties in the future;---------------------------------------------------------------------------------------------------
THREE (3): If THE DEBTOR is delinquent with regard to the contracted obligations or those undertaken with the Social Security institute or any other autonomous or semi autonomous institution. For such effects, THE BANK may also require THE DEBTOR, at any time, to present the corresponding Clearance Certificate from the Social Security Institute or the autonomous or semi autonomous institution in question;-----------------------------------------------------------------------------------
FOUR (4): If THE MORTGAGED PROPERTY  is confiscated or embargoes or sought after in any other way, or if THE DEBTOR should be seized or embargoed in its businesses or any other property, whether real or personal, or of any other nature;-----------------------------------------------------------------
FIVE (5): In the event that THE DEBTOR is sued or  declares bankruptcy or a meeting of creditors, at its request or that of third parties or the corporation is dissolved;--------------------------------------------
SIX (6): If THE DEBTOR has not fulfilled any of the obligations undertaken with THE BANK;------------
SEVEN (7): If THE DEBTOR does not comply with any agreement regarding the guarantee, mortgage, bond, pledge or any other real or personal guarantee;---------------------------------------------
EIGHT (8): If THE DEBTOR does not comply with any judicial sentence that is not subject to appeal;-
NINE (9): If THE DEBTOR does not comply with or is delinquent or before the expiration of the term corresponding to any other obligation, whether present or future, for any other creditor and such noncompliance is not remedied within a term of thirty (30) calendar days;--------------------------TEN (10): If THE DEBTOR does not fulfill any other obligation with any other creditor, resulting in the acceleration of the early expiration of the loan. In this event, THE BANK shall have the right to accelerate the payment of the granted credit facility, including in the event that any other creditor has that right or any other creditor with such right decides not to exercise it;-----------------------------
ELEVEN (11): If THE DEBTOR changes its shareholding structure without the prior consent of THE BANK;--------------------------------------------------------------------------------------------------------------------------
TWELVE (12): If any substantial adverse change come about in the businesses, the financial situation or the operations of THE DEBTOR, or upon the occurrence of any circumstance of a financial, political or economic nature, whether national or international, that gives THE BANK reasonable grounds to conclude that THE DEBTOR will not be able or is incapable of, fulfilling or observing the normal course of its obligations under this Agreement.--------------------------------------
THIRTEEN (13): If THE DEBTOR is delinquent or upon the expiration of the term with regard to any obligation, whether present or future, owed to THE BANK.-----------------------------------------------------
TWENTY-FIRST (CREDIT INFORMATION):   THE DEBTOR authorized THE BANK to that, at its complete discretion, it may reveal to the Panamanian Credit Association or any other credit information center to which THE BANK is affiliated, the history regarding THE DEBTOR’s fulfillment of the obligations  with regard to this and to any other obligation agreed on by THE DEBTOR with THE BANK, and THE DEBTOR expressly holds THE BANK harmless of any consequence resulting from THE BANK’s exercising its right to provide the information referred to in this clause.-------------
TWENTY-SECOND (ASCRIPTION OF PAYMENT): THE DEBTOR hereby authorizes THE BANK to receive any payment relating to the obligations hereby undertaken in favor of THE BANK, which may, at its entire discretion, freely ascribe the respective payment towards the owed capital preferentially to the payment of the interests due, as well as payment of the premiums corresponding to the insurance on THE MORTGAGED PROPERTY, should this proceed in accordance with the agreed on conditions;--------------------------------------------------------------------------
TWENTY-THIRD (ASSIGNMENT): The parties agree that THE BANK, at its full discretion and when it considers it to be convenient, may sell, assign, convey, transfer or dispose of, in any other way, either part of all of the loan and other rights and obligations of THE BANK consigned in this document, without requiring THE BANK to provide any type of prior or subsequent notice to THE DEBTOR and needing to require or receive any approval from THE DEBTOR. Regarding the expressed object, THE BANK is hereby previously authorized to provide any document and information relating to the loan, to the financial situation of THE DEBTOR and the status of the rights and obligations of such DEBTOR with THE BANK and all information that THE BANK deems convenient, expressly exempting THE BANK from any consequence resulting from the exercise of the right to provide the documents and information, by THE BANK, referred to in this clause.-------
TWENTY-FOURTH (TRUE AND CORRECT BALANCE): For the effects of issuing enforcement against THE DEBTOR, as well as for all the other effects involving the LOAN contained in this deed, the contracting parties agree that the balance stated in the books of THE BANK, according to the statement of such BANK, shall be considered as the true and correct balance of the obligations guaranteed with the mortgage and antichresis on the real property constituted herein, even when such balance is higher than the limit stipulated herein. Consequently, in the event of a judicial proceeding to collect the due balance produced by the account after such is closed, THE BANK is not bound to prove that the due and unpaid balance is that expressed in the claim. It is also expressly agreed that for all effects, the copy submitted by THE BANK of the written notice(s) sent to THE DEBTOR shall be considered as true and correct, also in the understanding that the date stated on the copy of such letter is the date on which such notice was effectively provided and received. Therefore, the parties expressly agree to leave the indication of the liquid and required balance as an exclusive faculty of THE BANK, and THE DEBTOR from this moment accepts the balance provided by THE BANK and therefore the certificates issued by THE BANK regarding the amount and payable nature of the LOAN balance that is owed, once reviewed by an Authorized Public Accountant, in accordance with the first (1st) section of Law fifty-seven (57) of the year nineteen hundred and seventy-eight (1978) and number fifteen (15) of article one thousand six hundred and thirteen (1613) of the Judicial Code, shall attest in a trial and shall provide executive merit, holding the amount stated in such certification as clear, settled and payable. -------------------
TWENTY-FIFTH (WAIVER OF JURISDICTION): THE DEBTOR waives the jurisdiction and processes of the Mortgage Enforcement Proceedings and agrees that, in the event of an auction, the sum for which the claim is submitted serve as a basis for the sale of THE MORTGAGED PROPERTY, that is to say, without any consideration whatsoever for the cadastral or commercial value of the real properties provided in the first mortgage and antichresis, as contemplated in Article one thousand seven hundred and forty-three (1743) of the Judicial Code; and as of this moment exempt THE BANK from the obligation of submitting a cost bond regarding any enforcement or proceeding referring to that obligation.----------------------------------------------------------------------------------------------
TWENTY-SIXTH (ENVIRONMENT): THE DEBTOR states that, to this date, is in compliance with the provisions consigned in Law number forty-one (41) dated July one (1), nineteen hundred and ninety-eight (1998), based on which the General Environment Law of the Republic of Panama and its regulations, are adopted, and are hereby bound to comply with such provisions and those that may be issued in the future. Therefore, THE DEBTOR acknowledges and accepts that THE BANK may require THE DEBTOR, at any time and at its own cost, to provide the documentation it considers convenient and necessary in order to certify the fulfillment, by THE DEBTOR, of the regulations that are applicable in matters of environmental protection.------------------------------------
TWENTY-SEVENTH (MODIFICATIONS):  The fact that THE BANK allows THE DEBTOR, on one or more occasions, to not fulfill its obligations or to fulfill them imperfectly or in a manner other than that agreed on, or that THE BANK does not insist on the precise fulfillment of such obligations, or does not punctually exercise its corresponding contractual or legal rights shall not be deemed as a modification to the Agreement contained in this document, nor shall it prevent THE BANK from requiring THE DEBTOR to fulfill its obligations or to exercise the rights conferred by this Agreement. ------------------------------------------------------------------------------------------------------------------
TWENTY-EIGHTH (EFFECTS OF A STIPULATION OF NULLITY): It his hereby understood and agreed between the contracting parties that if any of the stipulations of the Agreement contained in this document should become null in accordance with the laws of the Republic of Panama, such nullity shall not invalidate the Agreement in its entirety but rather such shall be interpreted as if it did not include the stipulation(s) declared null and the rights and obligations of the contracting parties shall be deemed and observed according to law.-------------------------------------------------------------------
TWENTY-NINTH (NOTICES AND NOTIFICATIONS(): All notices or notifications required in accordance with this Agreement shall be provided in writing and personally delivered or sent by mail (on the same date that such are dated) to the party to whom such notice is addressed, to the following addresses:--------------------------------------------------------------------------------------------------------
FOR THE BANK at its address of domicile: Punta Pacífica, Torre Metrobank, piso cuarto (4), Ciudad de Panamá, República de Panamá. Apartado Postal cero ocho uno seis-zero dos zero cuatro uno (0816-02041), Panamá,  República de Panamá. Phone: five cero seven (507) two hundred and four-nine thousand (204-9000); Fax: five hundred and seven (507); two hundred and four-nine thousand and one (204-9001).-------------------------------------------------------------------------------------------FOR THE DEBTOR at its address of domicile: PriceSmart de Vía Brasil, provincial de Panamá, P.O.BOX  zero six three two-two four four three (0632-24431), World Trade Center, Panamá, República de Panamá, Phone: two six five-two three one one (265-2311 or two six five-seven six four five (265-7645).-------------------------------------------------------------------------------------------------------
Attention: Amira Chong de Navarro.-----------------------------------------------------------------------------------
It is hereby understood and agreed that all the notices or notifications provided in writing must be sent by messenger to the physical addresses described in this clause, and such shall be considered to have been provided at the time that such notice is delivered. The acknowledgment of receipt signed by the person receiving such notice or notification, shall constitute sufficient proof of delivery of the notice or notification and its corresponding date.---------------------------------------------
It is understood that the parties may change the above indicated address, by notifying the party of such change by means of a private note sent to the corresponding address.-------------------------------
THIRTIETH (PLACE AND CURRENCY FOR PAYMENT):  All payments for the concept of capital, interests, FECI, premiums or any other concept to be made by THE DEBTOR to THE BANK, in accordance with this document, shall be made in US dollars, at the main offices of THE BANK in the city of Panama or at another branch or office of THE BANK or at the place that THE BANK may, from time to time, indicate to THE DEBTOR, free of any deduction or charge of any nature. In the event that the payment date of any payment to capital, interests and FECI falls on a non workday for banks, payment shall be made on the first workday following such date.-------------------------------
THIRTY-FIRST (APPLICABLE LAW AND JURISDICTION):  This Agreement shall be governed by and construed in accordance with the laws of the Republic of Panama. Any controversy or conflict arising in relation to this Agreement, shall be submitted to the courts of justice of the City of Panama, Republic of Panama.-------------------------------------------------------------------------------------------
THIRTY-SECOND (HEADINGS): The titles that appear between parenthesis in the respective headings of the Clauses of this Agreement have been inserted for the convenience and easy reference of the reader and such shall lack any relevance whatsoever in the interpretation of the content of the referred to clauses. -------------------------------------------------------------------------------------
THIRTY-THIRD (EXPENSES AND FEES): THE DEBTOR is bound to cover the expenses of this public deed, the registration of the First Mortgage and Antichresis on THE MORTGAGED PROPERTY constituted in favor of THE BANK and the cancellation of such Mortgage when the time comes to cancel such, as well as the attorney fees for the preparation of this Agreement, judicial and extrajudicial expenses incurred in by THE BANK to obtain the payment of the credit facilities contained in this public deed, and any other expenses relating to this deed or the facility hereby granted to THE DEBTOR.--------------------------------------------------------------------------------------------------
THIRTY-FOURTH (ACCEPTANCES): THE DEBTOR accepts the obligations undertaken in this public deed in favor of THE BANK, and THE BANK accepts the First Mortgage and Antichresis constituted in its favor, as well as the other rights constituted in its favor in this public deed by THE DEBTOR.---
THIS AGREEMENT HAS BEEN PREPARED ON THE BASIS OF THE MINUTES WRITTEN AND SIGNED BY THE LAW FIRM KATZ & LOPEZ (LAW 9 of the year 1984).---------------------------------------------------------
MINUTES OF THE EXTRAORDINARY MEETING OF SHAREHOLDERS OF THE CORPORATION PRICESMART PANAMA, S.A.----------------------------------------------------------------------------------------------
An extraordinary meeting of the Shareholders of the corporation PRICESMART PANAMA, S.A., a corporation duly established and organized in accordance with the laws of the Republic of Panama, duly registered under Index Card 308071, Role 47670, Image 60, of the Trade Section of the Public Registry of Panama, was held on _____________ __, 2010, at 2:00 p.m.----------------------
Stating that in accordance with Article 203 of the Code of Commerce, all the shareholders respectively ratify their attendance through electronic means of communication or by phone, in such way making up all of the issued and outstanding shares with a voting right. And the decision was made to celebrate and Extraordinary Meeting of Shareholders of the corporation waiving the right to prior notice, as set forth in Article forty-three (43) and as permitted by Section forty-four (44) of Law thirty-two (32) of the year nineteen hundred and twenty-seven (1927), regarding corporations.----------------------------------------------------------------------------------------------------------------
Attending through a means of communication, by phone from the city of Panama, Republic of Panama, the meeting was presided by the Chairman, Mr. PABLO EDUARDO FRANCESCHI GUIZADO, and from the city of San Diego, California, U.S.A, Mr. ERNESTO GRIJALVA acted as the Secretary, both of them officially holding such positions.----------------------------------------------------------------------
The Chairman stated that the purpose of this meeting was to authorized the corporation to enter into a Commercial Mortgage Loan Agreement with METROBANK, S.A. for the sum of up to FIVE MILLION US DOLLARS and 11/100) (US$5,000,000.00) in legal currency of the United States of America, to finance the facilities of the new Membership Shopping Club located at Brisas del Golf, Provincia de Panamá, guaranteed with a First Mortgage and Antichresis on Property No. 285351, registered under document 1401363 of the Property Section of the Public Registry of the Province of Panama, in favor of METROBANK, S.A.-----------------------------------------------------------------------------
The following was decided and unanimously approved:----------------------------------------------------------
FIRST: To authorize the corporation to enter into the Commercial Mortgage Loan Agreement with METROBANK,S.A. for the amount of up to FIVE MILLION US DOLLARS and 00/100 (US$5,000,000.00) , in legal currency of the United States of America, to finance the facilities of the new Membership Shopping Club located at Brisas del Golf, Provincia de Panamá.------------------
SECOND: To authorize the corporation to establish the First Mortgage and Antichresis in favor of METROBANK, S.A. for up to the amount of FIVE MILLION US DOLLARS AND 11/100 (US$5,000,000.00) in legal currency of the United States of America, on Property No. 285351, registered under document 1401363, of the Property Section of the Public Registry of the Province of Panama.--------------------------------------------------------------------------------------------------------------------
THIRD: To authorize PABLO EDUARDO FRANCESCHI GUIZADO, bearer of Identity Card number eight- four hundred and twenty-three- eight hundred and thirty-seven (8-423-837), to negotiate, subscribe, declare and sign, in the terms and conditions he considers convenient for the corporation, all the documents required to carry out the operations described in the above points.--------------------------------------------------------------------------------------------------------------------------
Being there nothing further to add, the meeting was ended.---------------------------------------------------
(Illegible signature)-------PABLO EDUARDO FRANCESCHI GUIZADO--------------- Chairman.--------------
Signed in the city of Panama, Republic of Panama, on _______________ __, 2010.---------------------
(Illegible signature)----------ERNESTO GRIJALVA--------------------Secretary------------------------------------
Signed in the city of San Diego, California, United States of America, on____________ ___, 2010.—
The undersigned, ERNESTO GRIJALVA, Secretary of the meeting, hereby certifies that the above is a faithful copy of the minutes of the extraordinary meeting of Shareholders of the corporation.----
(Illegible signature)--------ERNESTO GRIJALVA---------- Secretary.-----------------------------------------------
The Notary hereby certifies that the before described Property number two hundred and eighty-five thousand, three hundred and fifty-one (285351) is under no indebtedness upon the submittal of the tax clearance certificate on the Property in effect until _____________ ____, two thousand and ten (2010)--------------------------------------------------------------------------------------------------------------
Upon advising the appearing parties that a copy of this Public Deed must be registered, and having read the written to the appearing parties, in the presence of the instrumental witnesses Argelis de Tejada, female, bearer of Identity Card Number nine- one hundred and twenty-one- one thousand tow hundred and seventy-six (9-121-1276) and Rogelio Valencia Soto, male, bearer of Identity Card Number eight- four hundred and twenty-seven- six hundred and forty-three (8-427-643), both Panamanians, of legal age, neighbors of this city, individuals of my acquaintance and capable of exercising such title, all where satisfied and signed, before me, the Notary, who attests.----------
PUBLIC DEED NUMBER --------------------------------------------------------------------------------------------------
ERNESTO ANTONIO BOYD SASSO (Blank). PABLO EDUARDO FRANCESCHI GUIZADO (Illegible signature). ARGELIS DE TEJADA (Blank) ROGELIO VALENCIA SOTO (Blank). KRISTY MARÍA PONCE AIZPURÚA (Blank) Eleventh Public Notary of the Circuit of Panama.   --------------------------------------